UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 22, 2010 (March 22, 2010)

Date of report (date of earliest event reported)

SkyTerra Communications, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10802 Parkridge Boulevard

Reston, VA 20191

(Address of Principal Executive Offices)

(703) 390-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Results of Special Meeting of Stockholders

(a) At 10:00 a.m. on March 22, 2010, SkyTerra Communications, Inc. (“SkyTerra”) held a special meeting of its stockholders at 10802 Parkridge Boulevard, Reston, Virginia 20191 (the “Special Meeting”).

(b) The issued and outstanding shares of stock of SkyTerra entitled to vote at the Special Meeting consisted of 48,978,253 shares of common stock. The common stockholders of SkyTerra voted on two matters at the Special Meeting, which were approved pursuant to the following final voting results from the Special Meeting:

(1) Proposal to adopt the Agreement and Plan of Merger, dated as of September 23, 2009, by and among Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Sol Private Corp. and SkyTerra, as it may be amended from time to time (the “Merger Agreement”).

Vote of the issued and outstanding shares of stock of SkyTerra entitled to vote at the Special Meeting:

FOR	AGAINST	ABSTAIN

44,346,473	309,553	12,770

Vote of the Eligible Shares (as defined in the Merger Agreement):

FOR	AGAINST	ABSTAIN

18,474,816	309,553	12,770

(2) Proposal to adjourn the meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to adopt the merger agreement proposal.

Vote of the issued and outstanding shares of stock of SkyTerra entitled to vote at the Special Meeting:

FOR	AGAINST	ABSTAIN

44,354,121	300,706	13,969

ITEM 8.01	OTHER EVENTS.

On March 22, 2010, SkyTerra issued a press release attached as Exhibit 99.1 hereto and incorporated into this Item 8.01 by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Press Release issued by SkyTerra Communications, Inc., dated March 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKYTERRA COMMUNICATIONS, INC.

	By:	/S/ GARY M. EPSTEIN
	Name:	Gary M. Epstein
	Title:	Executive Vice President, Law & Regulation

DATE: March 22, 2010

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by SkyTerra Communications, Inc., dated March 22, 2010.